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Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        We hereby consent to the use in this Amendment No. 5 to the Registration Statement on Form S-1 of Dynamic Offshore Resources, Inc. (the "Registration Statement") of the name Netherland, Sewell & Associates, Inc., to the references to our reserves reports of Dynamic Offshore Resources, LLC's proved and probable oil and natural gas reserves estimates and future net revenue as of July 31, 2011, and the inclusion of our corresponding reserves reports, dated November 3, 2011 and November 4, 2011, in the Registration Statement as Exhibits 99.1 and 99.2; and to the references to our reserves reports of XTO Offshore Inc.'s proved oil and natural gas reserves estimates and future net revenue as of July 31, 2011, and the inclusion of our corresponding reports, dated November 3, 2011 and November 4, 2011, in the Registration Statement as Exhibits 99.3 and 99.4. We also consent to all references to us contained in such Registration Statement, including in the prospectus under the heading "Experts".

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ DANNY D. SIMMONS Danny D. Simmons, P.E. President and Chief Operating Officer

Houston, Texas
January 9, 2012

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  Exhibit 23.3
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS